UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

BENEFITFOCUS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of June 3, 2016

Annual Meeting and

2016 Proxy Statement

100 Benefitfocus Way

Charleston, South Carolina 29492

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2016

To the Stockholders of Benefitfocus, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Benefitfocus, Inc. will be held on June 3, 2016, at our principal executive offices located at 100 Benefitfocus Way, Charleston, South Carolina 29492 at 9:00 AM EDT. The meeting is called for the following purposes:

1.	To elect the two Class III directors named in the Proxy Statement for a three-year term expiring in 2019 or until their successors have been elected and qualified;

2.	To approve the Benefitfocus, Inc. 2016 Employee Stock Purchase Plan; and

3.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

If you were a stockholder of record of Benefitfocus common stock as of the close of business on April 6, 2016, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof, provided that the board of directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at our principal executive offices in Charleston, South Carolina during ordinary business hours in the 10-day period preceding the meeting for any purposes related to the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2015 Annual Report (including our 2015 Annual Report on Form 10-K) to stockholders via the Internet. On or about April 22, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2015 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the meeting. Whether or not you expect to attend, the board of directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of Benefitfocus, Inc.,

/s/ Mason R. Holland, Jr.
Mason R. Holland, Jr.
Executive Chairman of the Board

Charleston, South Carolina
Dated: April 22, 2016

BENEFITFOCUS, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held June 3, 2016

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BENEFITFOCUS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2016

Information Concerning Solicitation and Voting

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of the board of directors for use at the Annual Meeting of Stockholders to be held on June 3, 2016 at 9:00 AM EDT at our principal executive offices located at 100 Benefitfocus Way, Charleston, South Carolina 29492, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 6, 2016 are entitled to notice of and to vote at the meeting.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2015 Annual Report to Stockholders, including financial statements, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on April 22, 2016. We mailed a Notice of Internet Availability of Proxy Materials on or about April 22, 2016 to our stockholders of record and beneficial owners as of April 6, 2016, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by persons appointed by the board of directors to act as inspectors of election for the meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

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QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

Q:	Who may vote at the meeting?

A:	The board of directors set April 6, 2016 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 6, 2016, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 6, 2016, there were 29,370,852 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the 2016 annual meeting of stockholders.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.

Q:	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•	Are present and entitled to vote in person at the meeting; or

•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the meeting, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this Proxy Statement identify the votes needed to approve the proposed actions.

Q:	What proposals will be voted on at the meeting?

A:	The two proposals to be voted on at the meeting are as follows:

1.	To elect the two Class III directors named in the Proxy Statement for a three-year term expiring in 2019 or until their successors have been elected and qualified; and

2.	To approve the Benefitfocus, Inc. 2016 Employee Stock Purchase Plan.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

Q:	Can I access these proxy materials on the Internet?

A:	Yes. The Notice of Annual Meeting, Proxy Statement, and 2015 Annual Report to Stockholders (including the 2015 Annual Report on Form 10-K), are available for viewing, printing, and downloading at www.proxyvote.com. Our Annual Report on Form 10-K for the year ended December 31, 2015 is also available under the Company—Investors—Finances—Annual Meeting Materials section of our website at www.benefitfocus.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.

Q:	How may I vote my shares in person at the meeting?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	If your common stock is held by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•	By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM EDT on June 2, 2016. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the board of directors, as permitted by law.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•	Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 100 Benefitfocus Way, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 100 Benefitfocus Way, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM EDT on June 2, 2016 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the preliminary voting results at the meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.

Q:	For how long can I access the proxy materials on the Internet?

A:	The Notice of Annual Meeting, Proxy Statement, 2015 Annual Report to Stockholders, and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available, free of charge, in PDF and HTML format under the Company—Investors—Finances—Annual Meeting Material section of our website at www.benefitfocus.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of eight members and is divided into three classes, the members of which each serve for a staggered three-year term or until a successor has been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Our Class III directors, Douglas A. Dennerline and Francis J. Pelzer V, have been nominated to fill a three-year term expiring in 2019. The two other classes of directors, who were elected or appointed for terms expiring at the annual meetings in 2017 and 2018, respectively, will remain in office.

If you are a stockholder of record, unless you mark your proxy card to withhold authority to vote, the proxy holder will vote the proxies received by it for the two Class III nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the board of directors to fill the vacancy. We do not expect that either nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The name of and certain information regarding each Class III nominee as of April 6, 2016 is set forth below, together with information regarding our directors remaining in office. This information is based on data furnished to us by the nominees and directors. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee for matters regarding the Company is 100 Benefitfocus Way, Charleston, South Carolina 29492.

Class III Director Nominees for Terms Expiring in 2019

Name	Age	Position(s) with Benefitfocus	Director Since
Douglas A. Dennerline	57	Director	August 2014
Francis J. Pelzer V	45	Director	May 2013

Class I Directors with Terms Expiring in 2017

Name	Age	Position(s) with Benefitfocus	Director Since
Shawn A. Jenkins	48	Chief Executive Officer and Director	June 2000
Joseph P. DiSabato	49	Director	February 2007
A. Lanham Napier	45	Director	September 2014

Class II Directors with Terms Expiring in 2018

Name	Age	Position(s) with Benefitfocus	Director Since
Mason R. Holland, Jr.	51	Executive Chairman, Director	June 2000
Ann H. Lamont	59	Director	July 2010
Stephen M. Swad	54	Director	December 2013

Class III Director Nominees

Douglas A. Dennerline—Director

Doug Dennerline has served as a member of our board of directors since August 2014. He serves on the audit, compensation and nominating and governance committees. He is currently Chief Executive Officer of Alfresco Software, Inc. and was previously President and a director of SuccessFactors, Inc. Prior to joining SuccessFactors, Mr. Dennerline was Executive Vice President of Sales, Americas and EMEA for salesforce.com, inc. (NYSE: CRM). Mr. Dennerline holds a B.S. in Business Administration from Arizona State University.

We believe Mr. Dennerline’s experience as chief executive officer of a software company and familiarity with the software industry brings to our board of directors important skills. His experience as a director of a software and technology company brings to our board critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualify him to serve as one of our directors.

Francis J. Pelzer V—Director

Frank Pelzer has served as a member of our board of directors since May 2013. He serves on the audit and compensation committees and is the chair of the audit committee. Since 2015, Mr. Pelzer has served as President and Chief Operating Officer of the SAP SE Business Network Group, an application and analytics software company that includes three SaaS companies owned by SAP, and he was its Chief Financial Officer prior to that, starting in January 2015. From May 2010 to January 2015, Mr. Pelzer served as the Chief Financial Officer of Concur Technologies, Inc., a provider of web-based and mobile, integrated travel and expense management solutions. From 2004 to May 2010, Mr. Pelzer served as a director and Vice President in the Software Investment Banking group at Deutsche Bank. Prior to that, Mr. Pelzer was a Vice President with Credit Suisse First Boston and a management consultant with Kurt Salmon Associates. Mr. Pelzer serves on the board of directors of Limeade Inc. and is the chairman of their audit committee. Mr. Pelzer graduated with an M.B.A. as an Edward Tuck Scholar with Distinction from the Tuck School of Business at Dartmouth and holds a B.A. from Dartmouth College.

We believe Mr. Pelzer’s experience as a chief financial officer of a public company, familiarity with the software industry, accounting standards and public company disclosure requirements, and his ability to serve as our audit committee financial expert, bring to our board of directors important skills and qualify him to serve on our board.

Other Directors Not Up for Re-election at this Meeting

Joseph P. DiSabato—Director

Joe DiSabato has served on our board of directors since February 2007. Mr. DiSabato has been a Managing Director in the Principal Investment Area at The Goldman Sachs Group, Merchant Banking Division, since 2000. Mr. DiSabato joined Goldman Sachs in 1988 and served as a Financial Analyst until 1991, re-joining as an Associate in 1994. He serves as a director of American Traffic Solutions, Inc., NEOS GeoSolutions,Inc., The Endurance International Group, Inc., APT Software Holdings, Inc., and Backoffice Associates, LLC. Mr. DiSabato holds an M.B.A. from the Anderson Graduate School of Management at the University of California at Los Angeles and a B.S. from the Massachusetts Institute of Technology.

We believe Mr. DiSabato’s experience as a director of various software and technology companies, and his experience with expansion-stage growth companies, brings to our board critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualify him to serve as one of our directors.

Mason R. Holland, Jr.—Executive Chairman, Director

Mason Holland, one of our founders, has been our Executive Chairman and a member of our board of directors since our founding in June 2000. Mr. Holland is responsible for the coordination of strategic partnerships with industry leaders and client relations, and serves on the nominating and governance committee. Mr. Holland founded American Pensions, Inc. in 1988, serving as its Chairman and President from 1988 to 2003. Mr. Holland’s other ventures have included establishing Holland Properties LLC, a real estate development firm, in 1989, and acquiring Eclipse Aerospace, Inc., a jet aircraft manufacturer, in May 2009, for which he served as Chairman and Chief Executive Officer until its merger with Kestrel Aircraft in April 2015 to form ONE Aviation. Mr. Holland has served as Chairman of ONE Aviation since its formation. Mr. Holland attended Old Dominion University in Norfolk, Virginia.

We believe Mr. Holland brings to our board of directors valuable perspective and experience as our Executive Chairman and one of our founders and as a large stockholder, as well as knowledge of the benefits industry and experience managing and directing companies through various stages of development, all of which qualify him to serve as one of our directors.

Shawn A. Jenkins—Chief Executive Officer, Director

Shawn Jenkins, one of our founders, has been our Chief Executive Officer and a member of our board of directors since our founding in June 2000, and in addition to these roles, served as our President from June 2000 to April 2015. Prior to founding Benefitfocus, from 1995 to 2000, he served as Vice President with American Pensions, Inc., leading sales, operations, and technology. From 1994 to 1995, Mr. Jenkins was a program analyst with Rockwell Automation, Inc. (NYSE: ROC). Mr. Jenkins serves on the Advisory Board for the School of Computing at Clemson University, Medical University of South Carolina Foundation Board of Directors, College of Charleston Board of Governors, and Charleston Southern University Board of Visitors. He previously served as Chairman of the Growing Forward Campaign for the Lowcountry Food Bank. Mr. Jenkins received an M.B.A. from Charleston Southern University and a B.A. from Geneva College in Beaver Falls, Pennsylvania.

Among other experience, qualifications, attributes and skills, we believe Mr. Jenkins’ perspective as one of our founders and as a large stockholder, his extensive leadership and experience as our Chief Executive Officer since our founding, his knowledge of our operations, and oversight of our sales organization bring to our board of directors critical strategic planning and operational leadership that qualify him to serve as one of our directors.

Ann H. Lamont—Director

Ann Lamont has served on our board of directors since July 2010. She serves on the compensation and nominating and governance committees and is the chair of the nominating and governance committee. Ms. Lamont has been with Oak Investment Partners, a multi-stage venture capital firm, since 1982, serving as a General Partner from 1986 to 2006 and as a Managing Partner since 2006. She currently leads the healthcare and financial services technology teams at Oak. Prior to joining Oak, Ms. Lamont served as a research associate with Hambrecht & Quist. Ms. Lamont serves on the boards of Acculynk, Inc., Castlight Health, Inc., FreshBooks, Inc., Independent Living Systems, LLC, Precision for Medicine Holdings, Inc., Radisphere National Radiology Group, Inc. and xG Health Solutions, Inc. Additionally, in March 2013, Ms. Lamont completed a five-year term on the Stanford University Board of Trustees. Ms. Lamont holds a B.A. in political science from Stanford University.

We believe Ms. Lamont’s experience analyzing corporate performance as a venture capitalist and managing her firm’s investments in private companies, knowledge of the healthcare and payment services industries, and service on multiple boards of directors bring to our board of directors important skills related to corporate finance, oversight of management and strategic positioning, and qualify her to serve as one of our directors.

A. Lanham Napier—Director

Lanham Napier has served as a member of our board of directors since September 2014. He serves on the Company’s compensation and nominating and governance committees. Mr. Napier was formerly the Chief Executive Officer of Rackspace Hosting, Inc. (NYSE: RAX). At various times during his 14 years at Rackspace, he also served in other capacities at the company, including as its President, Chief Financial Officer, and member of its board of directors. Prior to that, Mr. Napier was an analyst of Merrill Lynch & Co., Inc. Mr. Napier holds an M.B.A. from Harvard University and a B.A. in Economics from Rice University.

We believe Mr. Napier’s experience as chief executive officer of a public company, familiarity with the software industry and his experience as a director of a software company brings to our board critical skills related to strategic planning and corporate governance and qualifies him to serve on our board.

Stephen M. Swad—Director

Steve Swad has served on our board of directors since December 2013. He serves on the audit and compensation committees and is the chair of the compensation committee. Since January 2016, Mr. Swad has served as Chief Financial Officer of Vox Media, Inc. From February 2012 until April 2015, Mr. Swad served as the President, Chief Executive Officer, and a director of Rosetta Stone Inc. (NYSE: RST), a publicly held language-learning software company. He was previously its Chief Financial Officer beginning in November 2010. Prior to joining Rosetta Stone, Mr. Swad served as the Executive Vice President and Chief Financial Officer of Comverse Technology, Inc., beginning in May 2009. Prior to that, he served as Executive Vice President and Chief Financial Officer of Federal National Mortgage Association (Fannie Mae) (NASDAQ: FNMA) from May 2007 until August 2008. He has also held various senior financial management positions with public companies, including AOL LLC (NYSE: AOL) and Time Warner Inc. (NYSE: TWX) and its subsidiaries. Mr. Swad, a former partner of KPMG LLP, has also served as a Deputy Chief Accountant at the SEC. He served on the board of Eloqua, Inc. from August of 2011 until February 2013, including between August 2012 and February 2013, during which time it was a publicly held company. Mr. Swad holds a B.A. in business administration from the University of Michigan and is a Certified Public Accountant.

Among other experience, qualifications, attributes and skills, we believe Mr. Swad’s financial and accounting experience, ability to lead public companies, and familiarity with technology companies bring to our board important skills related to corporate finance and governance, and qualify him to serve on our board.

Required Vote

The two Class III director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them shall be elected as Class III directors. In accordance with Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. Broker non-votes will be not counted for purposes of determining the presence or absence of a quorum. In addition, under applicable NASDAQ Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this proposal.

The board of directors unanimously recommends that stockholders vote FOR the two Class III director nominees listed above.

PROPOSAL TWO

APPROVAL OF THE

BENEFITFOCUS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

On March 24, 2016, our board of directors adopted the Benefitfocus, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”), pursuant to which 150,000 shares (subject to adjustment as described below) of the Company’s common stock, $0.001 par value per share, would be made available for purchase by our employees (and employees of any of our subsidiaries) who meet certain basic criteria. The ESPP is intended to qualify as an “employee stock purchase plan” pursuant to section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP will be administered by the compensation committee or another committee designated by our board of directors, although our board has the authority to administer the ESPP as well.

The purposes of the ESPP are to provide our eligible employees with a convenient means of acquiring an equity interest in our Company and to provide an incentive for employees’ continued employment with us.

As of April 6, 2016, approximately 1,450 employees were eligible to participate in the ESPP. The closing price of our common stock on the NASDAQ Global Market on April 6, 2016 was $36.32.

Required Vote

Approval of the ESPP requires the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote on the proposal. In accordance with Delaware law, abstentions and not broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions will be counted and will have the same effect as a vote against the proposal. However, under applicable NASDAQ Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this proposal.

The board of directors unanimously recommends that stockholders vote FOR the approval of the ESPP.

Summary of the Employee Stock Purchase Plan

Participation in the ESPP is open to any employee of ours (and any employee of our subsidiaries), subject to the following exclusions: (i) any employee whose customary employment is less than 20 hours per week; (ii) any employee whose customary employment is less than five months per year; (iii) any employee who is a “highly compensated employee” as defined in Section 414(q) of the Code; or (iv) any employee who owns or beneficially owns 5% or more of our common stock or that of a subsidiary, including any beneficial ownership as a result of being granted an option under the ESPP.

Under the terms of the ESPP, employees meeting these criteria, referred to as Eligible Employees, will be granted an option to purchase shares of our common stock by means of payroll deductions. Any Eligible Employee may, at his or her written instruction, specify that at least 1% and no more than 10% of his or her compensation for a pay period be deducted and applied toward the purchase of shares in accordance with the terms of the ESPP. The maximum number of shares an Eligible Employee may purchase under the ESPP in a given offering period will be the number determined by dividing 12,500 by the fair market value of one share on the first day of the offering period. The exercise price for options granted under the ESPP will be 95% of the fair market value of a share on the last day of the offering period. Fair market value generally will be the closing selling price per share of common stock on the date in question, as such price is reported on the NASDAQ Global Market.

Offering periods under the ESPP will be in six-month increments, commencing on January 1 and July 1 of each calendar year. Eligible Employees may elect to participate in a given offering period by enrolling no later than three business days before first day of an offering period. An Eligible Employee who does not enroll by this deadline may not participate in an offering period, but may participate in later offering periods as long as he or she remains an Eligible Employee.

Any Eligible Employee who enrolls may withdraw from participation by written notice at least fifteen days before the end of an offering period. The termination of an Eligible Employee’s employment with our Company for any reason (including retirement, death or disability) will result in the termination of such employee’s participation in the ESPP. If an Eligible Employee withdraws, or when an Eligible Employee’s employment ends, all accumulated payroll deductions which have not previously been applied toward the purchase of shares under the ESPP will be returned to the Eligible Employee. Any Eligible Employee may file a written designation of beneficiary with us, in which such Eligible Employee may designate the person or persons who are to receive any unallocated cash or shares of our common stock remaining in such Eligible Employee’s account upon death.

The exercise of options granted under the ESPP occurs automatically on the last day of the offering period. For each Eligible Employee who has enrolled, and has not withdrawn nor terminated employment, the number of shares acquired will be determined by dividing the total amount of the Eligible Employee’s accumulated payroll deductions for the offering period by the exercise price for that offering period. Any option granted under the ESPP that is not exercised prior to its expiration date shall immediately terminate and be of no further force or effect.

As required by the Code, no Eligible Employee may purchase stock under the ESPP at a rate which, when aggregated with his or her other rights to purchase the Company’s common stock, exceeds $25,000 in fair market value per year. Employee’s rights under the ESPP are nonassignable. Furthermore, each employee participating in the ESPP is required to furnish written notice to us in the event that such employee disposes of shares acquired under the ESPP within two years of the date of grant of the options or within one year of the date on which such shares were actually acquired.

In the event any change is made to the Company’s common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, then our board of directors shall make equitable proportionate adjustments in the aggregate number and kind of shares of our common stock available for issuance, options and exercise prices under the ESPP.

In the event of certain corporate transactions involving the Company (for example, a merger in which the Company is not the surviving corporation, the sale of all or substantially all of our assets, the acquisition of more than 50% of our common stock through a tender offer or similar transaction, the Company’s liquidation or dissolution) our board of directors may arrange for the surviving or acquiring corporation to assume and continue the ESPP. In the event that no such assumption occurs, the ESPP and any then-pending options will be terminated as of the date of the corporate transaction, and all payroll deductions credited to a participant’s account and not previously used to purchase shares prior to such termination will be returned to the participant.

Our board of directors may amend or terminate the ESPP at any time, without the approval of our stockholders, provided that such change does not adversely affect an Eligible Employee’s existing rights pursuant to an option in the then-current offering period, and except that stockholder approval will be required for: (i) an increase in the number of shares available under the ESPP, (ii) a change in the formula for establishing either the purchase price or the number of shares an Eligible Employee may purchase, or (iii) a change in the manner of determining who may be an Eligible Employee and the timing of grants of options.

The above description of the ESPP is a summary of some, but not all, of the essential provisions of the ESPP, and is qualified by reference to the full text of the ESPP included in Exhibit A to this Proxy Statement.

U.S. Federal Tax Consequences

The federal income tax rules applicable to the ESPP under the Code are summarized below. This summary does not include the tax laws of any municipality, state, or foreign country in which a participant resides and does not address any non-income federal taxes. Each participant is therefore encouraged to seek specific advice from the participant’s tax counsel concerning the specific tax consequences applicable to such participant.

The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Under such a plan, no taxable income is recognized by a participant either at the time a right is granted to purchase stock under the ESPP or at the time shares are purchased thereunder. The amounts deducted from a participant’s pay to purchase shares under the ESPP will be included in the participant’s compensation income and subject to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security taxes. A participant will recognize income or loss in the year in which a sale or other disposition is made of the shares purchased under the ESPP as described below.

If a participant does not dispose of shares acquired under the ESPP within two years after the grant date (which for each offering period is the first day of that offering period) or if a participant dies while owning such shares, upon such qualifying disposition, the lesser of (a) the excess of fair market value of the stock on the date of the disposition over the purchase price or (b) 5% of the market value of the shares on the grant date, will be ordinary income subject to federal income tax. Federal long-term capital gain tax will apply to the excess, if any, of the amount realized upon the disposition over the sum of the purchase price and the amount of ordinary income recognized upon disposition. If a qualifying disposition produces a loss (the value of the shares on the date of disposition is less than the purchase price), no ordinary income will be recognized and federal long-term capital loss will apply, provided that the disposition involves certain unrelated parties.

If a participant disposes of the shares within two years after the grant date, upon such disqualifying disposition the difference between the fair market value of the shares on the date of purchase (the last day of an offering period) and the purchase price and will be taxed to the participant as ordinary income and will be deductible by us. The difference, if any, of the amount realized upon the disposition over the market value of the shares on the date of purchase will be taxed as long-term or short-term capital gain or loss, depending on the holding period and the market value of the shares on the date of disposition.

CORPORATE GOVERNANCE MATTERS

Information about the Board

The board of directors currently comprises eight members, divided into three classes as follows: Class I, consisting of Messrs. DiSabato, Jenkins and Napier; Class II, consisting of Messrs. Holland and Swad and Ms. Lamont; and Class III, consisting of Messrs. Dennerline and Pelzer. Upon the expiration of the term of office for each class of directors, each director in such class will be elected for a term of three years and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office or the stockholders (as provided in our bylaws). Because only one-third of our directors will be elected at each annual meeting, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of the board.

As Executive Chairman, Mr. Holland has authority to, among other things, call and preside over meetings of the board of directors, set meeting agendas, and determine materials to be distributed to the board. Accordingly, Mr. Holland has substantial ability to shape the work of the board. Mr. Holland, as a co-founder of our Company, possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing our Company and our business, and is well positioned to develop agendas that ensure the board’s time and attention are focused on critical matters.

We have historically separated the position of Executive Chairman and that of Chief Executive Officer, currently Mr. Jenkins, who is also a co-founder of our Company. While our board of directors believes the separation of these positions has served our Company well, and intends to maintain this separation where appropriate and practicable, the board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer. We believe our leadership structure is appropriate given the size of our Company in terms of the number of employees and the historical experience and understanding of our Company and industry of each of Messrs. Holland and Jenkins.

Director Independence

Our board of directors has established an audit committee, compensation committee, and nominating and governance committee. Our audit committee consists of independent directors Messrs. Pelzer (Chair), Dennerline and Swad. Our compensation committee consists of Messrs. Swad (Chair), Dennerline, Napier and Pelzer, and Ms. Lamont. Our nominating and governance committee consists of Ms. Lamont (Chair), and Messrs. Dennerline, Holland and Napier. The audit committee, compensation committee, and nominating and governance committee were established in May 2013 in anticipation of our IPO.

Our board has undertaken a review of the independence of our directors and has determined that Messrs. Dennerline, Pelzer and Swad are independent within the meaning of the NASDAQ Stock Market listing rules and meet the additional test for independence for audit committee members imposed by SEC regulation and the NASDAQ Stock Market listing rules.

Under the NASDAQ Stock Market listing rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and is exempt from certain corporate governance requirements, including, among others, that its compensation committee and nominating and governance committee consist entirely of independent directors. While we previously relied on the “controlled company” exemption, as a result of our registered secondary public offering in August 2015, less than 50% of the voting power of our outstanding common stock was beneficially owned by a group of our stockholders consisting of Oak Investment Partners XII, L.P., the Goldman Funds, and Messrs. Holland and Jenkins. Currently, our nominating and governance committee does not consist entirely of independent directors. Under the NASDAQ Stock Market listing rules, a company has one year from the time it is no longer a “controlled company” to transition its nominating and governance committee to be fully independent.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become a director or executive officer of our Company.

Executive Sessions of Non-Employee Directors

In order to promote open discussion among non-employee directors, our board of directors has a policy of regularly conducting executive sessions of non-employee directors at scheduled meetings and at such other times requested by a non-employee director.

Selection of Nominees for the Board of Directors

The nominating and governance committee of our board of directors is responsibile for establishing the criteria for recommending which directors should stand for re-election to the board and the selection of new directors to serve on the board. In addition, the committee is responsible for establishing the procedures for our stockholders to nominate candidates to the board. The committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills and independence. The Nominating and Governance Committee Charter calls for the committee to consider diversity to be an additional desirable characteristic in potential nominees.

Our bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not more than 90 and not less than 60 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders.

Any such notice must set forth the following: (A) the name and address, as they appear on the Company’s books, of (i) the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated, and (ii) any Stockholder Associated Person (as defined below); (B) (i) any material interest in the director nomination of such stockholder or any Stockholder Associated Person, individually or in the aggregate, (ii) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock, (iii) as to the stockholder and any Stockholder Associated Person, the name and address of such stockholder and Stockholder Associated Person, as they appear on the Company’s stock ledger, and current name and address, if different, and (iv) to the extent known by the stockholder, the name and address of any other stockholder supporting the nominee for election as a director; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected. Our bylaws define “Stockholder Associated Person” as (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Our nominating and governance committee will evaluate a nominee recommended by a stockholder in the same manner in which the committee evaluates nominees recommended by other persons as well as its own nominee recommendations.

Information Regarding Meetings of the Board and Committees

During 2015, our board of directors held 10 meetings. During 2015, our board’s three permanent committees, the audit committee, compensation committee and nominating and governance committee, collectively held 14 meetings. In 2015, our board also formed a pricing committee in connection with a follow-on offering of the Company’s common stock. The pricing committee held one meeting in 2015.

All of our directors except one attended at least 75% of the aggregate of all meetings of the board of directors and the committees on which he or she served during 2015. Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we generally encourage all directors to attend. In 2015, directors Mason R. Holland, Jr. and Shawn A. Jenkins attended the annual meeting of stockholders.

Board Committees

Committees of our Board of Directors

In May 2013, our board of directors adopted written charters for each of its permanent committees, all of which are available under Overview in the Company—Investors—Corporate Governance section of our website at www.benefitfocus.com. The following table provides membership information of our directors in each committee of our board as of April 6, 2016. There have been no changes in the members of our permanent committees since our last required committee composition disclosure.

	Audit Committee	Compensation Committee	Nominating & Governance Committee
Mason R. Holland, Jr. (Executive Chairman)
Douglas A. Dennerline
Joseph P. DiSabato
Ann H. Lamont
A. Lanham Napier
Francis J. Pelzer V
Stephen M. Swad

= Committee Chair

= Member

Audit Committee

Our audit committee consists of Messrs. Pelzer (Chair), Dennerline, and Swad. Each of Messrs. Pelzer, Dennerline and Swad satisfy the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and SEC Rule 10A-3. Our audit committee met eight times during our 2015 fiscal year. Our audit committee is responsible for, among other things:

•	appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•	reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

•	establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;

•	determining compensation of the independent auditors and of advisors hired by the audit committee and ordinary administrative expenses;

•	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

•	monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis;

•	reviewing reports to management prepared by the internal audit function, as well as management’s response;

•	reviewing and assessing the adequacy of the formal written charter on an annual basis;

•	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

•	handling such other matters that are specifically delegated to the audit committee by our board from time to time.

Our board of directors has affirmatively determined that Mr. Pelzer is designated as the “audit committee financial expert” and that he meets the definition of an “independent director” for purposes of serving on an audit committee under the NASDAQ Stock Market listing rules. The designation does not impose on Mr. Pelzer any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors.

Compensation Committee

Our compensation committee consists of Messrs. Swad (Chair), Dennerline, Napier and Pelzer, and Ms. Lamont. Our compensation committee met five times during our 2015 fiscal year. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

•	reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

•	reviewing and making recommendations, on an annual basis, to the board with respect to director compensation;

•	reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports;

•	reviewing and assessing, periodically, the adequacy of the formal written charter; and

•	such other matters that are specifically delegated to the compensation committee by our board from time to time.

Pursuant to its written charter, our compensation committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, our compensation committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers. Our compensation committee engaged Mercer Health & Benefits through March 2015 and Compensia, Inc. thereafter as its compensation consultants in 2015, as more fully described in “Executive Compensation—Employment Agreements”.

Nominating and Governance Committee

Our nominating and governance committee consists of Ms. Lamont (Chair), and Messrs. Dennerline, Holland and Napier. Our nominating and governance committee met once during our 2015 fiscal year. It is responsible for, among other things:

•	identifying and screening candidates for our board, and recommending nominees for election as directors;

•	establishing procedures to exercise oversight of the evaluation of the board and management;

•	developing and recommending to the board a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the board;

•	reviewing the structure of the board’s committees and recommending to the board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

•	developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct;

•	reviewing and assessing the adequacy of the formal written charter on an annual basis; and

•	generally advising our board on corporate governance and related matters.

Risk Oversight

While our Company’s senior management has responsibility for the management of risk, our board of directors plays an important role in overseeing this function. Our board of directors regularly reviews our market and business risks during its meetings and, since its formation, each of its committees began overseeing risks associated with its respective area of responsibility. In particular, our audit committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. Our compensation committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our nominating and governance committee seeks to minimize risks related to our governance structure by implementing sound corporate governance principles and practices. Each of our committees reports to the full board of directors as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.

Code of Conduct

We have adopted a code of ethics relating to the conduct of our business by all of our employees, officers, and directors, as well as a code of conduct specifically for our principal executive officer and senior financial officers. We have also adopted a corporate communications policy for our employees and directors establishing guidelines for the disclosure of information related to our Company to the investing public, market analysts, brokers, dealers, investment advisors, the media, and any persons who are not our employees or directors. Additionally, we have adopted an insider trading policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities and the disclosure of material nonpublic information related to our Company. Each of these policies is posted under Overview in the Company—Investors—Corporate Governance section of our website at www.benefitfocus.com.

Communications with the Board of Directors

Stockholders who wish to communicate with members of our board of directors, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 100 Benefitfocus Way, Charleston, South Carolina 29492. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the board due to the nature or volume of the correspondence.

DIRECTOR COMPENSATION

In June 2014, our board of directors established a compensation program for our Company’s independent directors not serving as a designee of an investor under our Second Amended and Restated Voting Agreement, or the Voting Agreement. Each such director will receive an annual retainer of $150,000, payable at the director’s election either 50% in cash and 50% in restricted stock units, or 100% in restricted stock units. We will also pay such directors the following cash fees for each quarter they chair one of the board committees: audit, $6,250; compensation, $2,500; and any other committee, $1,875.

In June 2014, our board of directors also adopted an Independent Director Agreement which requires our Company’s non-employee directors, not serving as a designee of an investor under the Voting Agreement, to own stock in our Company with a cash value of $225,000 or 3,750 shares, whichever is less. Such director need not own the requisite number of shares until he has completed three years of service as a director of our Company. If the ownership requirement is not met after the director has completed three years of service as a director of our Company, then all payments made to him by our Company will be entirely in the form of restricted stock units until the required ownership level is reached. For purposes of calculating the number of shares held by a director, shares that are owned directly are counted along with (A) shares over which the director has investment or voting power, and (B) shares that may be acquired pursuant to vested, in-the-money options to acquire Company stock. Shares used to achieve the minimum director ownership requirement may not be pledged, used as security, or otherwise encumbered by a director.

The following table sets forth the total compensation paid to each of our non-employee directors in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Douglas A. Dennerline	-	$145,525	(1)	$145,525
Joseph P. DiSabato	-	-		-
Ann H. Lamont	-	-		-
A. Lanham Napier	$37,500	$72,763	(2)	$110,263
Francis J. Pelzer V	$25,000	$145,525	(1)(3)	$170,525
Stephen M. Swad	$10,000	$145,525	(1)	$155,525

(1)	On July 1, 2015, our board of directors approved grants of restricted stock units to each of Messrs. Dennerline, Pelzer, and Swad for 3,552 shares of our common stock with an aggregate grant date fair value for each director of $145,525, computed in accordance with FASB ASC Topic 718. These grants of restricted stock units vest on the earlier of June 12, 2016 or the 2016 annual meeting of stockholders of our Company, subject to the director’s continued service on our board.
(2)	On July 1, 2015, our board of directors approved a grant of restricted stock units to Mr. Napier for 1,776 shares of our common stock with an aggregate grant date fair value of $72,763, computed in accordance with FASB ASC Topic 718. This grant of restricted stock units vests on the earlier of June 12, 2016 or the 2016 annual meeting of stockholders of our Company, subject to Mr. Napier’s continued service on our board.
(3)	Mr. Pelzer also holds an option to purchase 50,000 shares of our common stock, granted to him in 2013 for service on our board. On December 31, 2015, 32,291 shares subject to this option vested.

The compensation earned by Mr. Jenkins as an employee in 2015, 2014 and 2013 is included in “Executive Compensation—Summary Compensation Table”. Mr. Holland is an executive officer (but not a named executive officer) who serves as a director and did not receive additional compensation for service provided as a director in 2015, 2014 or 2013.

AUDIT COMMITTEE REPORT

Our audit committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2015, (2) discussed with Ernst & Young LLP, or EY, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board, and (3) received the written disclosures and the letter from EY concerning applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the audit committee concerning independence, and has discussed with EY its independence. Based upon these discussions and reviews, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is filed with the SEC.

Our audit committee is currently composed of the following three directors: Messrs. Pelzer (Chair), Dennerline and Swad. All are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and Section 10A(m)(3) of the Exchange Act. The board of directors has determined that Mr. Pelzer is an “audit committee financial expert” as such term is defined in Item 407(D) of Regulation S-K promulgated by the SEC. Our audit committee operates under a written charter adopted by the board, a copy of which is available under Overview in the Company—Investors—Corporate Governance section of our website at www.benefitfocus.com.

EY has served as our independent registered public accounting firm since 2007 and audited our consolidated financial statements for the years ended December 31, 2006 through December 31, 2015.

Summary of Fees

The audit committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the audit committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the audit committee on an engagement-by-engagement basis.

The following table summarizes the aggregate fees billed for professional services rendered to us by EY in 2014 and 2015. A description of these various fees and services follows the table.

	2014	2015
Audit Fees	$1,160,976	$1,240,139
Audit-Related Fees	$30,615	—
Tax Fees	—	—
All Other Fees	—	—

Audit Fees

The aggregate fees billed to us by EY in connection with the annual audit of our financial statements, for the review of our financial statements included in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K and for other services normally provided in connection with statutory and regulatory filings, were $1,160,976 and $1,240,139 for the years ended December 31, 2014 and 2015, respectively. The increase in audit fees in 2015 relates primarily to the audit of certain non-recurring transactions and changes in accounting estimates.

Audit-Related Fees

The aggregate audit-related fees billed to us by EY were $30,615 and $0 for the years ended December 31, 2014 and 2015, respectively. The decrease in audit related fees during 2015 relates to internal control compliance assistance incurred in 2014.

Tax Fees

No tax fees were billed to us by EY for the years ended December 31, 2014 or 2015.

All Other Fees

No other fees were billed to us by EY for the years ended December 31, 2014 or 2015.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Francis J. Pelzer V (Chair)

Douglas A. Dennerline

Stephen M. Swad

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2016 unless otherwise noted below for the following:

•	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•	each of the named executive officers named in the Summary Compensation table;

•	each director; and

•	all current directors and executive officers as a group.

Applicable percentage ownership is based on 29,370,852 shares of our common stock outstanding as of April 6, 2016, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 6, 2016, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Joseph P. DiSabato(1)	6,242,946	21.3%
Shawn A. Jenkins(2)	2,889,466	9.6%
Mason R. Holland, Jr.(3)	2,799,407	9.4%
Ann H. Lamont(4)	1,606,878	5.5%
Milton A. Alpern (5)	177,846	*
Francis J. Pelzer V(6)	50,389	*
Raymond A. August	24,780	*
Stephen M. Swad(7)	19,726	*
Douglas A. Dennerline(8)	12,530	*
A. Lanham Napier(9)	10,754	*
All directors and executive officers as a group (11 individuals)	13,834,722	45.2%

5% or Greater Stockholders:
The Goldman Sachs Group, Inc.(1)	6,242,946	21.3%
BAMCO, Inc.(10)	4,266,288	14.5%
Marsh & McLennan Companies, Inc.(11)	3,398,339	11.3%
Oak Investment Partners XII, Limited Partnership(4)	1,606,878	5.5%

*	Less than 1%.

(1)	Based solely on a Schedule 13D/A filed with the SEC on August 13, 2015 by The Goldman Sachs Group, Inc. Consists of (i) 801,341 shares of common stock held directly by GS Capital Partners VI Parallel, L.P., (ii) 2,423,887 shares of common stock held directly by GS Capital Partners VI Offshore Fund, L.P., (iii) 2,914,149 shares of common stock held directly by GS Capital Partners VI Fund, L.P., and (iv) 103,569 shares of common stock held directly by GS Capital Partners VI GmbH & CO. KG, collectively the “Goldman Funds”. Affiliates of Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of each of the Goldman Funds. Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co. is the investment manager of the Goldman Funds. Mr. DiSabato is a managing director of Goldman, Sachs & Co. The address of the Goldman Funds and Mr. DiSabato is 200 West Street, New York, New York 10282.

(2)	Includes 722,458 shares issuable upon the exercise of options exercisable on or before 60 days after April 6, 2016.

(3)	Includes 2,537,326 shares held by the Holland Family Trust, five shares held by Mr. Holland as custodian for his minor son, and 257,688 shares issuable upon the exercise of options exercisable on or before 60 days after April 6, 2016. Mr. Holland and his wife share voting and investment control over the shares held by the Holland Family Trust.

(4)	Based on a Schedule 13D/A filed with the SEC on March 11, 2016, by Oak Investment Partners XII, Limited Partnership and Ms. Lamont. Consists of 1,606,878 shares of common stock held directly by Oak Investment Partners XII, Limited Partnership. Ms. Lamont is a Managing Partner of Oak Investment Partners.

(5)	Consists of 170,792 shares issuable upon the exercise of options exercisable on or before 60 days after April 6, 2016.

(6)	Includes 37,500 shares issuable upon the exercise of options exercisable on or before 60 days after April 6, 2016 and 3,552 shares held upon the vesting of restricted stock units within 60 days after April 6, 2016.

(7)	Includes 7,889 shares held upon the vesting of restricted stock units within 60 days after April 6, 2016.

(8)	Includes 8,041 shares held upon the vesting of restricted stock units within 60 days after April 6, 2016.

(9)	Includes 6,265 shares held upon the vesting of restricted stock units within 60 days after April 6, 2016.

(10)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2016 by BAMCO, Inc. (“BAMCO”). Consists of 4,266,288 shares of common stock held by BAMCO. Baron Capital Management, Inc. (“BCM”) and BAMCO are subsidiaries of Baron Capital Group, Inc. (“BCG”). Baron Growth Fund (“BGF”) is an advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. The address of BAMCO, BCM, BCG, BGF and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(11)	Based solely on a Schedule 13G filed with the SEC on March 6, 2015 by Marsh & McLennan Companies, Inc. Consists of 3,398,339 shares of common stock held directly by Marsh & McLennan Companies, Inc. (“MMC”). MMC directly owns all of the outstanding shares of capital stock of Mercer Consulting Group, Inc. (“Mercer Consulting”). Mercer Consulting, in turn, directly owns all of the outstanding equity interests of Mercer LLC (“Mercer”), and Mercer directly owns the shares of the Company. Each of MMC, Mercer Consulting and Mercer may therefore be deemed to have shared voting and dispositive power over such shares. Includes a warrant for the purchase of up to 580,813 shares of common stock of the Company issued to Mercer by the Company. The address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year and through April 6, 2016, all of our executive officers, directors, and to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act, except for: Donald R. Taylor, Jr., our former Chief Technology Officer, who filed a Form 4 on July 8, 2015 to report shares forfeited to the Company on July 1, 2015 in connection with the satisfaction of tax liabilities incurred upon the vesting of an equity grant; and Mr. Jenkins, who filed a Form 4 on January 14, 2016 to report an equity grant on January 11, 2016.

EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements of our named executive officers for 2015 should be read together with the compensation tables and related disclosures on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we may adopt in the future might differ materially from currently planned programs summarized in this discussion.

The discussion below includes a review of our compensation decisions with respect to 2015 for our “named executive officers,” including our principal executive officer and our two other most highly compensated executive officers. Our named executive officers for 2015 were:

•	Shawn A. Jenkins, who serves as our Chief Executive Officer, or CEO, and is our principal executive officer;

•	Raymond A. August, who serves as our President and Chief Operating Officer; and

•	Milton A. Alpern, who served as our Chief Financial Officer until March 31, 2016 and is currently a consultant to the Company.

Key Elements of Our Compensation Program for 2015

In 2015, we compensated our named executive officers through a combination of base salary, annual cash bonus payments, and long-term equity incentives in the form of restricted stock units. In the past, we have granted our executive officers options. Our executive officers are also eligible for our standard benefits programs, which include:

•	health, vision and dental insurance;

•	life insurance;

•	short- and long-term disability insurance;

•	health savings account contributions; and

•	a 401(k) plan with a defined matching of contributions.

We do not use specific formulas or weightings in determining the allocation of the various compensation elements. Instead, the compensation for each of our named executive officers has been designed to provide a combination of fixed and at-risk compensation that is tied to the achievement of our short- and long-term objectives. We believe that this approach achieves the primary objectives of our compensation program.

Management Incentive Bonus Programs

In June 2014, our stockholders approved the Benefitfocus, Inc. Management Incentive Bonus Program, which is designed to provide a long-term framework for performance-based bonus plans going forward, continue to reward high level executives of our Company based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives, and to share the success and risks of our Company based upon the achievement of business goals. This program also permits bonus awards to be structured to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our named executive officers and other members of our management team participate in our management incentive bonus programs. The foundation of grants made under these programs is the achievement by our Company of consolidated revenues. In 2015, the bonus earned pursuant to the bonus program then in place was a function of a percentage of bonus earned, or PBE, based on achieving annual revenue targets, the executive’s annual base salary, and a designated bonus target percent, or BTP. The annual bonus is determined by multiplying the annual base compensation by the designated BTP, multiplied by the PBE. In 2015, Messrs. Jenkins, August and Alpern earned bonuses under the 2015 bonus program of $709,366, $579,842 and $220,592, respectively, based on achieving our annual revenue target, and BTPs of 100%,100% and 50%, respectively.

Summary Compensation Table

The following table sets forth summary compensation information for our named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Non-equity incentive plan compensation($)	All other compensation ($)		Total ($)
Shawn A. Jenkins	2015	$590,892	$1,681,903	$709,366	$16,866	(3)	$2,999,027
Chief Executive Officer	2014	$561,723	$1,688,379	$531,993	$15,991	(4)	$2,798,086
	2013	$536,038	—	$375,227	$13,013	(5)	$924,278

Raymond A. August(6)	2015	$483,000	$2,503,998	$579,842	$107,701	(7)	$3,674,541
President and Chief Operating Officer	2014	$181,345	$4,574,500	$326,092	$2,058	(8)	$5,083,995
	2013	—	—	—	—		—

Milton A. Alpern	2015	$367,500	$627,518	$220,592	$13,117	(9)	$1,228,727
Former Chief Financial Officer	2014	$337,500	$629,981	$137,459	$12,268	(10)	$1,117,208
	2013	$291,750	—	$105,000	$11,780	(11)	$408,530

(1)	Reflects base salary earned during the fiscal year covered.

(2)	Represents the aggregate grant date fair value of awards of restricted stock units computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K and exclude the estimated effect of forfeitures.

(3)	Includes $6,444 in medical insurance premiums, $327 in life insurance premiums, $664 in disability insurance premiums, $1,200 in health savings account contributions, $281 in athletic club membership contributions, and $7,950 in 401(k) plan matching contributions.

(4)	Includes $6,411 in medical insurance premiums, $98 in life insurance premiums, $354 in disability insurance premiums, $1,200 in health savings account contributions, $128 in athletic club membership contributions, and $7,800 in 401(k) plan matching contributions.

(5)	Includes $4,443 in medical insurance premiums, $102 in life insurance premiums, $338 in disability insurance premiums, $480 in health savings account contributions, and $7,650 in 401(k) plan matching contributions.

(6)	Mr. August assumed the role of Chief Operating Officer on August 11, 2014 and his annual salary in 2014 was prorated from that date. The Company announced on April 8, 2015 that Mr. August was promoted to President and Chief Operating Officer.

(7)	Includes $90,158 in relocation allowance, $6,444 in medical insurance premiums, $327 in life insurance premiums, and $664 in disability insurance premiums, $1,200 in health savings account contributions, $958 in executive health program costs, and $7,950 in 401(k) plan matching contributions.

(8)	Includes $1,880 in medical insurance premiums, $34 in life insurance premiums, and $144 in disability insurance premiums.

(9)	Includes $3,576 in medical insurance premiums, $327 in life insurance premiums, $664 in disability insurance premiums, $600 in health savings account contributions, and $7,950 in 401(k) plan matching contributions.

(10)	Includes $3,427 in medical insurance premiums, $98 in life insurance premiums, $343 in disability insurance premiums, $600 in health savings account contributions, and $7,800 in 401(k) plan matching contributions.

(11)	Includes $3,230 in medical insurance premiums, $102 in life insurance premiums, $338 in disability insurance premiums, $460 in health savings account contributions, and $7,650 in 401(k) plan matching contributions.

Employment and Consulting Agreements

We have entered into employment agreements with Messrs. Jenkins, Holland, and August and a Separation, Release and Consulting Agreement with Mr. Alpern. The compensation committee of our board of directors engaged Mercer Health & Benefits through March 2015 and Compensia, Inc. thereafter as its compensation consultants in 2015, to, among other things, continue its review and analysis of our compensation program, including our executives’ employment agreements. We paid Compensia, Inc. $19,480 in fees to conduct its review.

Employment Agreements with Shawn Jenkins and Mason Holland

In January 2007, we entered into employment agreements with Shawn Jenkins, our Chief Executive Officer, and Mason Holland, our Executive Chairman, which set forth the terms and conditions of their employment. Pursuant to the agreements, we granted Mr. Jenkins and Mr. Holland, each of whom we refer to as an Executive, options to acquire 847,458 shares of our common stock and 423,729 shares of our common stock, respectively. Each agreement continues for terms of three years, which will be extended automatically each day, for an additional day, so that the remaining term continues to be three years in length. Either we or the Executive may at any time fix the term to a finite term of three years. Under the terms of each agreement, we must pay Messrs. Jenkins and Holland salaries at rates of not less than $400,000 and $200,000 per year, respectively. The board will review each Executive’s salary at least annually and must increase each Executive’s salary by at least 5% per year. Any increase in excess of 5% in any given year must be approved by the board members designated by GS Capital Partners VI Parallel, L.P., or the Goldman Board Designee, currently Joe DiSabato. We may not decrease either Executive’s base salary under these agreements.

Each Executive is eligible to participate in any management incentive programs we establish, and each Executive may receive incentive compensation based upon achievement of targeted levels of performance and other criteria established by the board or compensation committee (which in each case requires the approval of at least one of the Goldman Board Designees). In the event we achieve the annual financial targets approved by the board (which approval must include at least one Goldman Board Designee), each of Messrs. Jenkins and Holland will be entitled to an annual bonus in an amount at least equal to his then-current base salary. If we exceed our financial targets by 10% for the year, Mr. Jenkins will earn an additional bonus amount equal to 50% of his then-current base salary.

If we terminate an Executive’s employment due to his death or disability, we must pay to him, or his estate, his accrued compensation and, in the case of Mr. Jenkins, an amount equal to the average of the annual bonuses paid or payable to him during the three full fiscal years preceding the date of termination, pro-rated for the number of days the Executive was employed in the fiscal year in which his employment was terminated, which amount we refer to as the Prorated Bonus Amount. If we terminate an Executive’s employment for cause (as defined below) or an Executive resigns for any reason other than adequate justification, we must pay such Executive all accrued compensation.

If an Executive resigns for adequate justification (as defined below), or if we terminate an Executive’s employment for any reason other than (i) due to his death or disability, or (ii) for cause, including in connection with a change in control of our Company, we must pay such Executive his accrued compensation and a pro rata share of his annual bonus, if such bonus is awarded. Additionally, we must pay such Executive each month, for a period of 36 months, one-twelfth (1/12) of the sum of, (i) his then-current base salary, and (ii) a pro rata share of his annual bonus, if such bonus is awarded. Furthermore, we must continue providing life insurance, disability, medical, dental, and hospitalization benefits to the Executive (which amount will be reduced to the extent the Executive receives these benefits from a subsequent employer). Finally, the restrictions on any outstanding incentive awards held by the Executive, including stock options, will lapse and such awards will become fully vested and immediately exercisable.

Under each agreement, adequate justification is defined as: (A) an uncured material failure of the Company to comply with the agreement; (B) any non-voluntary, Company-imposed relocation of the Executive outside Charleston, South Carolina; (C) a change in control of our Company that results in a material diminution in the Executive’s responsibilities; or (D) the removal of the Executive, in the case of Mr. Jenkins, from the position of Chief Executive Officer or, in the case of Mr. Holland, from the position of Chairman of our board of directors, in each case except as otherwise provided in the respective agreement. Under each agreement, termination for cause is defined as: (i) a conviction of the Executive of, or entering a plea of no contest by the Executive with respect to, having committed a felony; (ii) abuse of controlled substances or alcohol, or acts of dishonesty or moral turpitude by the Executive that are detrimental to the Company; (iii) acts or omissions by the Executive that he knew, or should reasonably have known, would substantially damage the business of the Company; (iv) negligence by the Executive in the performance of, or disregard by the Executive of, his obligations under the agreement or otherwise relating to his employment, or a breach by the Executive of the agreement, which negligence, disregard or breach continues uncured after receiving notice from the Company; or (v) failure by the Executive to obey the reasonable and lawful orders and policies of the board that are consistent with the provisions of the agreement.

In the event the Executive, during the 24 months following the termination of his employment, becomes employed by a company that engages, in whole or part, in the same or substantially the same business as ours, the Executive will forfeit any remaining severance payments.

Employment Agreement with Raymond A. August

In July 2014, we entered into an employment agreement with Raymond A. August. Under the agreement, we agreed to pay Mr. August a base salary of $460,000 per year for 2014. Mr. August’s base salary as of December 31, 2015 was $483,000. Annual compensation reviews and adjustments to Mr. August’s compensation occur on or around the time we perform our annual budget process. We also agreed to pay Mr. August a bonus amount of up to 100% of his then-current base pay, subject to adjustment, upon achievement of the Company’s annual targets. Pursuant to the agreement, we granted Mr. August 175,000 restricted stock units in 2014 with a five-year vesting period beginning on October 1, 2015 and granted him 25,562 restricted stock units in 2015 with a four-year vesting period beginning on April 1, 2016, subject to continued employment.

In the event we terminate Mr. August’s employment without cause at any time prior to a change in control, we will provide Mr. August: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date, (ii) a portion of his targeted annual bonus, and (iii) an insurance premium in an amount equal to that which was paid on his behalf prior to the termination of his employment.

In the event we or our acquirer terminates Mr. August’s employment without cause at the time of, or within 12 months following, a change in control of our Company, we or our acquirer will provide Mr. August: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date, (ii) a portion of his targeted annual bonus, (iii) immediate acceleration of outstanding restricted stock units granted to him in 2014, and (iv) specified insurance premiums during the period he receives severance payments. If he resigns due to a decrease in his base salary or targeted annual bonus, a change in his position with the Company, or a change in his duties and responsibilities to the Company, and provided he resigns within three months of the occurrence of, and without having consented to, such event, Mr. August will be entitled to receive the same severance benefits he would have been eligible to receive were his employment terminated by us without cause.

If we terminate Mr. August’s employment with or without cause, after completion of any period during which his eligibility for a bonus is to be determined, or a Bonus Period, but prior to the date when such bonus is to be paid, Mr. August will be entitled to receive such bonus at the time it would have been paid but for the termination of his employment. If we terminate Mr. August’s employment without cause prior to the completion of a Bonus Period, he will be entitled to receive a portion of the bonus at the time it would have been paid but for the termination of his employment, prorated for the portion of the Bonus Period that he was employed by the Company.

Under the employment agreement, cause is defined as any determination by our board of any of the following: (i) Mr. August’s violation of any applicable material law or regulation respecting the business of the Company, (ii) Mr. August’s commission of a felony or a crime involving moral turpitude, (iii) any act of dishonesty, fraud or misrepresentation in relation to his duties to the Company, (iv) Mr. August’s uncured failure to perform in any material respect his duties under the agreement, (v) Mr. August’s failure to attempt in good faith to implement a clear and reasonable directive from our board or to comply with any of our policies and procedures which failure is material and occurs after written notice from our board, (vi) any act of gross misconduct that is materially and demonstrably injurious to the Company, or (vii) Mr. August’s breach of his fiduciary responsibility.

Employment Agreement with Milton A. Alpern

In November 2011, we entered into an employment agreement with Milton A. Alpern, our Chief Financial Officer. Under the agreement, we agreed to pay Mr. Alpern a base salary of $267,000 per year. Annual compensation reviews and adjustments to Mr. Alpern’s compensation will occur on or around the time we perform our annual budget process. Mr. Alpern’s base salary as of December 31, 2015 was $367,500. We also agreed to pay Mr. Alpern a bonus amount of 50% of his then-current base pay upon achievement of our annual targets. In connection with his employment agreement, we granted Mr. Alpern an option to purchase 213,959 shares of common stock.

In the event we terminate Mr. Alpern’s employment without cause at any time prior to a change in control, we will provide Mr. Alpern: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date, (ii) a portion of his targeted annual bonus, (iii) an insurance premium in an amount equal to that which was paid on his behalf prior to the termination of his employment, and (iv) with six months during which his outstanding stock options will continue to vest.

In the event we or our acquirer terminates Mr. Alpern’s employment without cause at the time of, or within 12 months following, a change in control of our Company, we or our acquirer will provide Mr. Alpern: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date, (ii) a portion of his targeted annual bonus as described below, (iii) immediate acceleration and full vesting of his outstanding stock options, and (iv) specified insurance premiums during the period he receives severance payments. If he resigns due to a decrease in his base salary or targeted annual bonus, a change in his position as Chief Financial Officer, or a change in his duties and responsibilities to the Company, and provided he resigns within three months of the occurrence of, and without having consented to, such event, Mr. Alpern will be entitled to receive the same severance benefits he would have been eligible to receive were his employment terminated by us without cause.

If we terminate his employment with or without cause, after completion of any period during which his eligibility for a bonus is to be determined, or a Bonus Period, but prior to the date when such bonus is to be paid, Mr. Alpern will be entitled to receive such bonus at the time it would have been paid but for the termination of his employment. If we terminate Mr. Alpern’s employment without cause prior to the completion of a Bonus Period, he will be entitled to receive a portion of the bonus at the time it would have been paid but for the termination of his employment, prorated for the portion of the Bonus Period that he was employed by the Company.

Under the employment agreement, cause is defined as any determination by our board of any of the following: (i) Mr. Alpern’s violation of any applicable material law or regulation respecting the business of the Company, (ii) Mr. Alpern’s commission of a felony or a crime involving moral turpitude, (iii) any act of dishonesty, fraud or misrepresentation in relation to his duties to the Company, (iv) Mr. Alpern’s uncured failure to perform in any material respect his duties under the agreement, (v) Mr. Alpern’s failure to attempt in good faith to implement a clear and reasonable directive from our board or to comply with any of our policies and procedures which failure is material and occurs after written notice from our board, (vi) any act of gross misconduct that is materially and demonstrably injurious to the Company, or (vii) Mr. Alpern’s breach of his fiduciary responsibility.

On December 16, 2015, Mr. Alpern notified the Company that he is resigning as Chief Financial Officer of the Company effective March 31, 2016, and remaining with the Company thereafter as a consultant until April 1, 2017. His resignation is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather is due to Mr. Alpern’s desire to retire. On December 21, 2015, the Company and Mr. Alpern entered into a Separation, Release and Consulting Agreement. The agreement provides that Mr. Alpern will continue to receive his regular base salary through March 31, 2016, and remain eligible for his annual management bonus for 2015 as well as any 2016 bonus earned, on a prorated basis, through March 31, 2016. From April 1, 2016 through April 1, 2017, Mr. Alpern agrees to provide consulting services to the Company at the request of the Company’s Chief Executive Officer or President. From April 1, 2016 through April 1, 2017, Mr. Alpern will be paid his regular base salary and, if he elects to continue health and vision insurance benefits under COBRA, the Company will continue to pay the employer-paid portion of his COBRA premiums during that time. In addition, Mr. Alpern’s unvested equity grants will continue to vest in accordance with their terms from April 1, 2016 through April 1, 2017. If Mr. Alpern breaches the agreement, the Company may immediately terminate the consulting arrangement provided for in the agreement and, among other things, cease all compensation and benefits available to Mr. Alpern during the consulting period.

Outstanding Equity Awards as of December 31, 2015

The following table lists the outstanding equity awards held by our named executive officers as of December 31, 2015:

		Option awards					Stock awards
Name	Vesting commencement date	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Shawn A. Jenkins	2/21/2007	722,458	(1)	—	$7.09	2/20/2017
Chief Executive Officer							26,436	(2)	$962,006
							46,915	(3)	$1,707,237

Raymond A. August							140,000	(5)	$5,094,600
President and Chief Operating Officer							25,562	(3)	$930,201
							40,000	(4)	$1,455,600

Milton A. Alpern	1/9/2012	152,638	(6)	4,206	$8.11	1/8/2022
Former Chief Financial Officer	7/1/2012	11,863	(7)	252	$9.33	6/30/2022
	10/1/2012	1,583	(8)	417	$10.30	9/30/2022
							9,864	(2)	$358,951
							17,504	(3)	$636,971

(1)	This option is fully vested.

(2)	The shares subject to this grant of restricted stock units vest in four equal annual installments beginning on April 1, 2015, subject to continued employment.

(3)	The shares subject to this grant of restricted stock units vest in four equal annual installments beginning on April 1, 2016, subject to continued employment.

(4)	The performance restricted stock units vest upon the achievement of adjusted EBITDA and compounded annual revenue growth rate goals during the period of January 1, 2015 through December 31, 2017. Vesting of the target level performance restricted stock units will accelerate upon death or disability in an amount equal to the proportion of the days in the performance period worked. Vesting of target performance restricted stock units may also accelerate in certain circumstances if there is a change in control of the Company during the performance period.

(5)	The shares subject to this grant of restricted stock units vest in five equal annual installments beginning on October 1, 2015, subject to continued employment.

(6)	This option was granted on January 9, 2012 and vests over a four-year period with one-fourth (1/4) of the option granted vesting on January 9, 2013, the first anniversary of the vesting commencement date, and the balance of the option granted vesting ratably on a monthly basis over the following 36 months.

(7)	This option was granted on July 1, 2012 and vests over a four-year period with one-fourth (1/4) of the option granted vesting on January 9, 2013, the first anniversary of the vesting commencement date, and the balance of the option granted vesting ratably on a monthly basis over the following 36 months.

(8)	This option was granted on October 1, 2012 and vests over a four-year period with one-fourth (1/4) of the option granted vesting on October 1, 2013, the first anniversary of the vesting commencement date, and the balance of the option granted vesting ratably on a monthly basis over the following 36 months.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2015, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Landlord—Daniel Island Executive Center, LLC and DIEC II, LLC

We lease real property from Daniel Island Executive Center, LLC for use as our corporate headquarters in Charleston, South Carolina pursuant to two lease agreements. Each lease agreement has a term of 15 years, with an aggregate of $36.5 million of lease payments due over the remainder of the terms as of December 31, 2015. We made payments related to these agreements in the amount of $5.2 million for the year ended December 31, 2015.

Pursuant to a lease agreement with DIEC II, LLC, we have extended our campus in Charleston, South Carolina with a Customer Success Center and, at our option and under new leases, can have either a four-story office building and/or a two-story welcome center built. The lease agreement for the Customer Success Center runs for 15 years, with an aggregate $68.1 million of lease payments due over the remainder of the term as of December 31, 2015. We made payments related to this agreement in the amount of $6.7 million for the year ended December 31, 2015.

Daniel Island Executive Center, LLC and DIEC II, LLC are South Carolina limited liability companies. The Holland Family Trust, with which Mason Holland (our Executive Chairman of the board and a significant stockholder) is affiliated, owns a supermajority interest in Daniel Island Executive Center. The Shawn Arthur Jenkins Living Trust, with which Shawn Jenkins (our CEO and a significant stockholder) is affiliated, owns the remaining minority interest in Daniel Island Executive Center. The Holland Family Trust and Shawn Arthur Jenkins Living Trust own DIEC II equally.

North American Jet Charter Group LLC

Mason Holland, our Executive Chairman of the board of directors and a significant stockholder, is the majority owner of North American Jet Charter Group LLC, which periodically provides jet chartering services to us. For the year ended December 31, 2015, we incurred costs of $100,000 chartering jets from this company.

Holland Management Services Inc.

Mason Holland, our Executive Chairman of the board of directors and a significant stockholder, is the majority owner of Holland Management Services, Inc., which provides construction management services to us as well as leases an aircraft to us on an hourly basis when needed. For the year ended December 31, 2015, we incurred costs of $30,000, primarily related to chartering jets from this company.

Indemnification Agreements

Our certificate of incorporation and our bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by the laws of the State of Delaware, we have entered into indemnification agreements with each of our directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. We must indemnify our officers and directors against any and all (A) costs and expenses (including attorneys’ and experts’ fees, expenses and charges) actually and reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in, and (B) judgments, fines, penalties and amounts paid in settlement in connection with, in the case of either (A) or (b), any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, by reason of the fact that (x) such person is or was a director or officer, employee, agent or fiduciary of our Company or (y) such person is or was serving at our request as a director, officer, employee or agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefits plan or other enterprise. The indemnification agreements will also require us, if so requested, to advance within 30 days of such request any and all costs and expenses that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to be indemnified for such costs and expenses. Our bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the State of Delaware.

We are not required to provide indemnification under our indemnification agreements for certain matters, including: (1) indemnification in connection with certain proceedings or claims initiated or brought voluntarily by the indemnitee; (2) indemnification related to disgorgement of profits made from the purchase or sale of securities of our Company under Section 16(B) of the Exchange Act, or similar provisions of state statutory or common law; (3) indemnification that is finally determined, under the procedures and subject to the presumptions set forth in the indemnification agreements, to be unlawful; or (4) indemnification for liabilities for which the director has received payment under any insurance policy for such person’s benefit, our certificate of incorporation or bylaws or any other contract or otherwise, except with respect to any excess amount beyond the amount so received by such director or officer. The indemnification agreements will require us, to the extent that we maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of our Company or of any other corporation, partnership, joint venture, trust, employee benefits plan or other enterprise that such person serves at the request of our Company, to cover such person by such policy or policies to the maximum extent available.

Employment Agreements

We have entered into employment agreements with certain of our executive officers that provide for salary, bonus and severance compensation. For more information regarding these employment agreements, see “Executive Compensation—Employment Agreements”.

Equity Issued to Executive Officers and Directors

We have granted restricted stock units to our executive officers and directors in 2015, as more fully described in “Executive Compensation—Outstanding Equity Awards as of December 31, 2015” and “Management—Director Compensation”.

Subsidiary of The Goldman Sachs Group

Due to the size of its voting and economic interest in our Company, we are deemed to be controlled by The Goldman Sachs Group and are therefore considered to be a “subsidiary” of The Goldman Sachs Group under the Bank Holding Company Act (the “BHC Act”). The BHC Act imposes regulations and requirements on The Goldman Sachs Group and on any company that is deemed to be controlled by The Goldman Sachs Group under the BHC Act and the regulations of the Board of Governors of the Federal Reserve System, or the Federal Reserve. We will remain subject to this regulatory regime until The Goldman Sachs Group is no longer deemed to control us for purposes of the BHC Act.

As a controlled subsidiary of The Goldman Sachs Group, we are restricted from engaging in activities that are not permissible under the BHC Act, or the rules and regulations promulgated thereunder. Additionally, we are subject to examination by the Federal Reserve and required to provide information and reports for use by the Federal Reserve under the BHC Act. We may also be subject to regulatory oversight and examination because we are a technology service provider to regulated financial institutions. We have agreed to certain covenants primarily for the benefit of The Goldman Sachs Group that are intended to facilitate its compliance with the BHC Act, but that may impose certain obligations on our Company, as further described below.

Corporate Governance

In connection with our IPO, we entered into the Voting Agreement. Under this agreement, each Key Holder, as defined therein, agrees to vote his, her, or its shares in favor of:

•	two individuals nominated by GS Capital Partners VI Parallel, L.P. (currently Mr. DiSabato only) for as long as The Goldman Sachs Group and its affiliates hold 10% or more of the fully diluted equity interest in our Company;

•	one individual nominated by Oak Investment Partners (currently Ms. Lamont) for as long as Oak Investment Partners holds 5% or more of the fully diluted equity interest in our Company; and

•	for each of Messrs. Holland and Jenkins for as long as each holds shares equal to or in excess of 50% of the number of shares each beneficially held upon entering into this agreement.

Additionally, each Key Holder agrees not to vote for the removal of the foregoing directors unless such removal is directed or approved by the party that nominated such director.

In connection with our IPO, we also entered into a Second Amended and Restated Investors’ Rights Agreement (the “Investor Rights Agreement”) with the Key Holders. On February 24, 2015, in connection with an equity investment by Mercer LLC in our Company, as more fully described below, we amended the Investor Rights Agreement to, among other things, add Mercer as a Key Holder under the Investor Rights Agreement only. Pursuant to the Investor Rights Agreement, as amended, the Key Holders have the right, subject to various conditions and limitations, to include their shares in registration statements relating to our securities. The holders of at least 66 2⁄3%, of the then outstanding shares subject to these registration rights have the right to demand that we register such shares under the Securities Act of 1933, as amended, or Securities Act, with respect to shares having an aggregate offering price of at least $5,000,000, and subject to other limitations. In addition, these holders are entitled to piggyback registration rights with respect to the registration under the Securities Act of shares of common stock. In the event that we propose to register any shares of common stock under the Securities Act either for our account or for the account of other security holders, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and to include shares in any such registration, subject to limitations. Further, at any time after we become eligible to file a registration statement on Form S-3, the holders of at least 5% of the shares subject to these registration rights may require us to file registration statements under the Securities Act on Form S-3 with respect to shares of common stock having an aggregate offering price, net of selling expenses, of at least $5,000,000. To the extent that we qualify as a well-known seasoned issuer, or WKSI, at the time a requisite number of holders demand the registration of shares subject to these registration rights, we will file an automatic shelf registration statement covering the shares for which registration is demanded if so requested by the holders of such shares. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of common stock held by such security holders to be included in such registration.

Additionally, because of The Goldman Sachs Group’s status as a bank holding company under the BHC Act, we are subject to certain covenants in the Investor Rights Agreement, as amended, for the benefit of The Goldman Sachs Group (and in certain instances Mercer) that are intended to facilitate compliance with the BHC Act. These covenants address the right to conduct audits on, and access certain information of, our Company; the right to review the policies and procedures that we implement to comply with the laws and regulations that relate to our activities; notice rights of certain events and business activities and the obligation to cooperate to mitigate potential adverse consequences resulting therefrom. These covenants will remain in effect as long as the Federal Reserve deems us to be a “subsidiary” of The Goldman Sachs Group under the BHC Act.

Mercer LLC Investment

On February 24, 2015, we entered into a Securities Purchase Agreement with Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., a Delaware corporation (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold and issued to the Investor 2,817,526 shares of our common stock for $26.50 per share or an aggregate of $74,664,439. At the same time, we also issued Mercer a warrant (the “Warrant”) to purchase an additional 580,813 shares of our common stock for $26.50 per share at any time during the 30-month term of the Warrant. The Securities Purchase Agreement provides as follows:

Board Observer Right. Until the earlier of (i) the expiration or termination of the Alliance Agreement (as defined below) and (ii) the first date on which the Investor and its affiliates own less than (A) 75% of the shares of the Company’s common stock acquired on February 24, 2015 or (B) 5% of the Company’s common stock outstanding, in each case in this clause (ii), for a period of at least 45 consecutive days (the “Termination Date”), the Investor is entitled to designate an observer as outlined in the Securities Purchase Agreement, to attend all meetings of our board of directors and its committees, subject to certain exceptions.

Standstill. Until the Termination Date and subject to certain exceptions as set forth in the Securities Purchase Agreement, the Investor and its affiliates are restricted from, among other things, acquiring additional shares of our common stock such that they beneficially own more than 17.5% of our common stock outstanding and any shares issuable pursuant to the Warrant without consent of our board of directors, proposing to enter into, directly or indirectly, any merger or business combination involving our Company, taking certain actions to seek control of our management, board of directors or policies, soliciting proxies with respect to our common stock, or joining a group for the purpose of acquiring, holding, voting or disposing of our common stock. These standstill restrictions immediately terminate in circumstances including, but not limited to, any public third-party proposal or announcement relating to a merger or business combination with our Company or certain third parties acquiring shares representing 15% or more of our common stock outstanding.

Lockup. Until the earlier of the Termination Date or December 31, 2017, the Investor will not sell, transfer or otherwise dispose of, directly or indirectly, any shares of our common stock or enter into any swap or other arrangement that transfers to another person any of the economic consequences of ownership thereof, except: to our Company; in response to a tender or exchange offer for our common stock; as part of a merger or other transaction in which all outstanding shares of our common stock are converted into or exchanged for other consideration and is approved by our stockholders; transfers to affiliates of the Investor in accordance with the Securities Purchase Agreement; or with approval of our board of directors.

Right of Notice. Until the Termination Date, in the event that our board of directors initiates or participates in a process with respect to a transaction that would result in a sale of substantially all the assets of our Company or would result in a change of control of our Company, the Investor is entitled to notice of such process and to participate in such process on terms at least as favorable as the most favorable terms offered to any third party participating therein.

In addition, for the same period, we have agreed not to enter into any agreement providing for a change of control, unless we notify the Investor in writing at least five business days before taking such action, and consider in good faith any offer or proposal made by the Investor within such period.

Right of First Offer. We have granted the Investor a right of first offer with respect to certain new issuances of our equity securities, as have our majority stockholder and other large stockholders with respect to sales of their shares of our common stock pursuant to a Right of First Offer Agreement. In general, we and the applicable stockholders are required to offer the Investor the right to purchase any shares of our common stock or other equity securities of our Company that we or such stockholders propose to issue or sell, at a price we or the stockholders, as applicable, specify, and if the Investor declines to purchase such shares or other securities at such price, we or the stockholders may issue or sell such securities to one or more third parties at a price no less than the price offered to the Investor. These rights of first offer are subject to the limitation on acquisitions of additional shares of common stock by the Investor under the standstill restrictions described above, and are also subject to certain other exceptions, including only applying to 50% of shares or other securities proposed to be sold by any stockholder in a registered offering or certain other similar forms of sales. These rights of first offer will remain in effect until the Termination Date, subject to certain exceptions.

In connection with the Securities Purchase Agreement, we entered into an amendment of the Mercer Exchange Software as a Service Agreement (the “Alliance Agreement”), with Mercer Health & Benefits LLC, an affiliate of the Investor (“Mercer Health”). The amendment to the Alliance Agreement, among other things, expands certain terms and conditions of the existing relationship between our Company and Mercer Health. Revenue from Mercer was approximately $13.6 million for the year ended December 31, 2015 from the time it became a related party in February 2015.

Procedures for Approval of Related-Party Transactions

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving or ratifying any related-party transaction reaching a certain threshold of significance. In the course of its review and approval or ratification of a related-party transaction, the committee, among other things, considers, consistent with Item 404 of Regulation S-K, the following:

•	the nature and amount of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	any other matters the audit committee deems appropriate.

Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote regarding approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee consists of Messrs. Swad (Chair), Dennerline, Napier and Pelzer, and Ms. Lamont. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of another entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of the board of directors or any member of the compensation committee (or other committee performing equivalent functions) of any other company.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws. We have not received any stockholder proposals for consideration at our 2016 annual meeting of stockholders.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for the 2017 annual meeting of stockholders, it must be delivered to our principal executive offices located at 100 Benefitfocus Way, Charleston, South Carolina 29492 by December 23, 2016; provided, however, that if the date of the 2017 annual meeting is more than 30 days before or 60 days after June 3, 2017, notice by the stockholder must be delivered not later than the close of business no earlier than the 120th day prior to the 2017 annual meeting or the later of (1) the 90th day prior to the 2017 annual meeting or (2) the 10th day following the first public announcement of the date of the 2017 annual meeting.

Our bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not more than 90 and not less than 60 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the 10th business day following the date on which notice of such meeting is first given to stockholders. Stockholder notices must set forth the specific information as more fully described in our bylaws and in “Corporate Governance—Selection of Nominees for the Board of Directors”.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which our Company does not have notice prior to March 8, 2017.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Corporate Secretary either by calling 1-843-849-7476 or by mailing a request to Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC is accessible free of charge on our website at www.benefitfocus.com under Company—Investors—Finances—Annual Meeting Materials . The Annual Report on Form 10-K contains audited consolidated balance sheets of our Company as of December 31, 2015, 2014, and 2013, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2015. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-843-849-7476 or sending an e-mail to ir@benefitfocus.com. Please include your contact information with the request.

OTHER MATTERS

The audit committee of our board of directors has selected the independent registered public accounting firm of Ernst & Young LLP, or EY, to audit our consolidated financial statements for the fiscal year ending December 31, 2016. EY has audited our financial statements annually since 2006. A representative of EY is expected to be present at the 2016 annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. EY has advised us that it does not have, and has not had, any direct or indirect financial interest in our Company or its subsidiaries that impairs its independence under SEC rules. Notwithstanding the selection of EY, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of our Company and our stockholders.

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors recommends.

THE BOARD OF DIRECTORS

Dated: April 22, 2016

DIRECTIONS TO THE ANNUAL MEETING

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, South Carolina 29492

From the Airport

Follow the signs out of the airport to I-526 East. Follow I-526 East to Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Take your first left onto Benefitfocus Way. Once you turn left onto Benefitfocus Way, you will pass the Benefitfocus Design & Engineering Building on your right and continue straight to reach our principal executive offices at 100 Benefitfocus Way.

From Downtown Charleston

Go north on Meeting Street toward I-26. Follow the road under the overpass and bear left onto I-26 West. Take I-26 West to I-526 East. Continue on I-526 East and take Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Take your first left onto Benefitfocus Way. Once you turn left onto Benefitfocus Way, you will pass the Benefitfocus Design & Engineering Building on your right and continue straight to reach our principal executive offices at 100 Benefitfocus Way.

From South of Charleston

Take Highway 17 North to Charleston. When entering Charleston city limits, watch for sign: North Charleston 526E Right Lane. Stay in the right lane and continue on I-526 East. Follow I-526 East and take Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Take your first left onto Benefitfocus Way. Once you turn left onto Benefitfocus Way, you will pass the Benefitfocus Design & Engineering Building on your right and continue straight to reach our principal executive offices at 100 Benefitfocus Way.

From North of Charleston

Take Highway 17 South to Charleston. Turn right onto I-526 West. Take Exit 24 (Daniel Island). Turn right onto Island Park Drive. Turn Right onto River Landing Drive. Take your first left onto Fairchild Street. Take your first left onto Benefitfocus Way. Once you turn left onto Benefitfocus Way, you will pass the Benefitfocus Design & Engineering Building on your right and continue straight to reach our principal executive offices at 100 Benefitfocus Way.

From West of Charleston

Take I-26 East to Charleston. Exit onto I-526 East. Continue on I-526 East to Exit 24 (Daniel Island). Take your first left onto Fairchild Street. Take your first left onto Benefitfocus Way. Once you turn left onto Benefitfocus Way, you will pass the Benefitfocus Design & Engineering Building on your right and continue straight to reach our principal executive offices at 100 Benefitfocus Way.

Exhibit A

BENEFITFOCUS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

Approved by the Board: March 24, 2016

Approved by the Stockholders ●, 2016

1. Establishment of Plan; Purposes. Benefitfocus, Inc. (the “Company”) hereby adopts this 2016 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”). The purpose of this Plan is to provide Eligible Employees (as defined below) of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended or replaced to date or hereafter (the “Code”), and this Plan will be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code will have the same definition herein. For purposes of this Plan, the terms “Parent Corporation” and “Subsidiary” have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Code. The term “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that participate in this Plan.

2. Effective Date; Termination Date. The Plan will be subject to approval by a vote of the holders of a majority of the shares of the Company’s Common Stock present or represented, in person or by proxy, and entitled to vote at a meeting of the Company’s shareholders held in accordance with Delaware law. Subject to such approval, the Plan is effective as of March 23, 2016 (the “Effective Date”), which is the date of adoption of the Plan by the Board, and, unless sooner terminated as provided herein, will terminate at 5:00 P.M. Eastern time on March 23, 2026 (the “Termination Date”). Following the Termination Date, no further Options may be granted under the Plan, but such termination will not effect any Option granted prior to the Termination Date.

3. Stock Subject to Plan. A total of 150,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), are reserved and will be available for issuance under this Plan (the “Shares”). Such number will be subject to adjustments effected in accordance with Section 15 of this Plan.

4. Administration. The Board, the Compensation Committee of the Board, or another designated committee of the Board, will administer this Plan (the Board or any such committee being herein referred to as the “Administrator”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan will be determined by the Administrator and its decisions will be final and binding upon all Eligible Employees. The Company will pay all reasonable expenses incurred in connection with the administration of this Plan.

5. Eligibility. Every employee of the Company or the Participating Subsidiaries on a Date of Grant is eligible to participate in the offering for such Offering Period (as hereinafter defined), subject to the exclusions set forth below (each such non-excluded employee, an “Eligible Employee”). The following categories of employees are excluded from participation under the Plan:

(a) any employee whose customary employment with the Company and/or a Participating Subsidiary is less than 20 hours per week;

(b) any employee whose customary employment is less than 5 months with the Company and/or a Participating Subsidiary in any calendar year;

(c) any employee who is a “highly compensated employee” as defined in Section 414(q) of the Code of the Company or a Participating Subsidiary; or

(d) any employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (or any Parent Corporation or Subsidiary of the Company).

6. Offering Periods. There will be two six-month offering periods each calendar year under the Plan (each an “Offering Period”): (a) The six (6) month period commencing on January 1 and ending on the following June 30; and (b) The six (6) month period commencing on July 1 and ending on the following December 31. The first day of each Offering Period will be the “Date of Grant” for that Offering Period, and the last day of each Offering Period will be the “Purchase Date” for that Offering Period. In the event that the Purchase Date of a given Offering Period is not a day when the principal stock exchange or market on which the Common Stock is then traded (the “Principal Exchange”) is open for trading, then the Purchase Date will be the last day prior to such date when the Principal Exchange is open for trading.

7. Grant of Option; Expiration. Each person who is an Eligible Employee on the Date of Grant will be granted an option for the Offering Period (the “Option”). Such Option will be for up to the whole number of Shares to be determined by dividing 12,500 by the Fair Market Value of one Share determined as of the Date of Grant (in the manner described below). In addition, Options granted to Eligible Employees are subject to the individual limit set forth in Section 13. In order to participate in the Plan for a given Offering Period, an Eligible Employee must enroll as described in Section 10 below. The Options granted hereunder will be exercised only as described in Section 11 below. Any portion of an Option remaining unexercised after the Purchase Date for the Offering Period to which such Option relates will expire immediately upon the end of such Offering Period.

8. Option Price. The purchase price per share at which a Share will be sold in any Offering Period will be ninety-five percent (95%) of the Fair Market Value of a Share on Purchase Date as set forth in Section 9 (the “Option Price”).

9. Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a Share will be determined as follows:

(a) If the Company’s Common Stock is at the time publicly traded, the Fair Market Value will be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Principal Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(b) If the Company’s Common Stock is at the time not publicly traded, the Fair Market Value as of a given date will be determined by the Administrator, in good faith, taking into account any and all information known to the Company regarding the price and number of shares traded, if any, in privately negotiated transactions, and such other factors as it deems appropriate.

10. Enrollment by Eligible Employee.

(a) Enrollment. An Eligible Employee will be able to participate in the Plan on the first Date of Grant after he or she: (i) satisfies the eligibility requirements of the Plan, and (ii) delivers to the Company’s payroll office not later than three (3) business days before such Date of Grant (the “Enrollment Date”) a fully-completed enrollment document (utilizing a form provided by the Company for such purpose) indicating the Eligible Employee’s election to participate in the Plan and authorizing initial payroll deductions for the applicable Offering Period. The Company may, from time to time, change the Enrollment Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon providing reasonable notice. For avoidance of doubt, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced will not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering Period. An Eligible Employee who enrolls in the Plan as described above is referred to herein as a “Participant.”

(b) Failure to Enroll. An Eligible Employee who does not deliver such an enrollment form to the Company’s payroll office on or before the Enrollment Date will not participate in the Plan for that Offering Period, nor for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing such an enrollment form with the Company by the Enrollment Date for such subsequent Offering Period.

(c) Continuance of Enrollment. Once enrolled, a Participant’s enrollment carries forward to each subsequent Offering Period, unless and until such Participant’s employment with the Company ends, the Participant changes payroll withholding as described in Section 11(d) below, or the Participant withdraws from participation as described in Section 12 below.

11. Payroll Deduction Plan; Exercise of Option and Payment of Option Price. Shares which are acquired pursuant to the exercise of an Option hereunder may be paid for only by means of payroll deductions from the Participant’s Compensation during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” (i) includes the Participant’s base salary before deduction for any contributions to any plan maintained by a Participating Company and described in section 401(k) or section 125 of the Code, commissions, overtime payments, and bonuses, but (ii) excludes annual awards, other incentive payments, shift premiums, long-term disability, worker’s compensation, or any other payments not specifically referenced in clause (i). Except as set forth below, the amount of Compensation to be withheld from a Participant’s Compensation during each pay period will be determined by the Participant’s enrollment form.

(a) Limitations on Payroll Withholding. Any payroll withholding with respect to the Plan for any Participant during any pay period will be no less than one percent (1%) of the Participant’s Compensation for such pay period, and will be in one percent (1%) increments not to exceed ten percent (10%) of the Participant’s Compensation for such pay period. Notwithstanding the foregoing, the Administrator may change the limits on payroll withholding effective as of a future Date of Grant, as determined by the Administrator, upon reasonable notice. Amounts withheld will be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

(b) Payroll Withholding. Payroll deductions will commence on the first payday following the Date of Grant and will continue to the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.

(c) Participant Accounts. An individual bookkeeping account will be maintained under the Plan for each Participant. All payroll deductions from a Participant’s Compensation will be credited to such account and will be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. Interest will not be paid on sums withheld from a Participant’s Compensation, unless the Administrator elects to make such payments to all Participants on a non-discriminatory basis.

(d) Election to Decrease, Increase or Stop Withholding. During an Offering Period, a Participant may elect to decrease the amount to be withheld as many times as desired, or to stop withholding, by filing an payroll deduction change form (utilizing a form provided by the Company for such purpose) with the Company’s payroll office on or before the “Change Notice Date.” The “Change Notice Date” will initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time, upon reasonable notice. A Participant may elect to increase the amount withheld from the Participant’s Compensation not more than twice in any one Offering Period. Notwithstanding any of the foregoing, no change in withholding is permitted during the last fifteen (15) days of an Offering Period.

(e) Exercise of Option. On each Purchase Date, each Participant who has not withdrawn from the Offering Period or whose participation in the Offering Period has not terminated on or before such Purchase Date will automatically exercise his or her Option to acquire the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Offering Period by the Option Price; provided, however, in no event will the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant’s Option or the limitations imposed by Section 10(a) hereof. No Shares will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering Period or the Plan has terminated on or before such Purchase Date.

(f) Issuance of Shares. As promptly as practicable after the Purchase Date, the Company will issue certificates representing Shares purchased upon exercise of his or her Option.

(g) Remaining Cash Balance. Any cash balance remaining in a Participant’s account at the end of a Purchase Date will be refunded to the Participant as soon as practicable after such Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in the subsequent Offering Period.

12. Participant Withdrawal.

(a) Withdrawal From an Offering. A Participant may withdraw from an Offering Period by signing and delivering to the Company’s payroll office a written notice of withdrawal on a form provided by the Company for such purpose (a “Withdrawal Notice”). Such withdrawal may be elected at any time up to fifteen (15) days (or such other number of business days as deemed advisable by the Administrator in its sole discretion for proper administration of the Plan, upon reasonable notice) prior to the end of an Offering Period. A Participant so withdrawing is prohibited from again participating in the Offering Period withdrawn from. Subject to Section 12(c), by withdrawing from an Offering Period, a Participant does not waive the right to participate in subsequent offerings, and may commence participation in the next Offering Period commencing immediately thereafter by again satisfying the requirements of Section 10 above. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s payroll office for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering Period.

(b) Return of Payroll Deductions. Upon withdrawal from an Offering Period pursuant to Section 12(a), the withdrawn Participant’s accumulated payroll deductions which have not been applied toward the purchase of Shares under the Plan will be returned as soon as practicable after the withdrawal, without the payment of any interest to the Participant (unless the Administrator decides otherwise pursuant to Section 11(c) above), and the Participant’s interest in the Offering Period will terminate. Such accumulated payroll deductions may not be applied to any other Offering Period under the Plan.

(c) Participation Following Withdrawal. An employee who is also an officer or director of the Company subject to section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act as amended from time to time or any successor rule or regulation as a consequence of his or her withdrawal from an Offering Period pursuant to Section 12(a) above will not again participate in the Plan for at least six months after the date of such withdrawal (the “Withdrawal Date”). Unless otherwise construed to be an earlier date pursuant to any applicable law, the Withdrawal Date for purposes of this paragraph refers to the date that the related Withdrawal Notice is provided to the Company as required by Section 12(a).

13. Limitations on Shares to be Purchased. No Eligible Employee will be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase Shares under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in fair market value, determined as of the Date of Grant (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company will automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan as set forth in Section 3, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as is practicable and as the Company determines to be equitable.

14. Effect of Termination of Employment. Termination of an Eligible Employee’s employment with the Company or a Participating Subsidiary for any reason (including for retirement, disability, or death), immediately terminates his or her participation in this Plan. In addition, an Eligible Employee’s failure to remain eligible to participate in the Plan as described in Section 5 above immediately terminates his or her participation in this Plan. In either such event, the payroll deductions credited to the Eligible Employee’s account will be returned to him or her or, in the case of his or her death as described in Section 25, as soon as practicable. Interest will not be paid on sums returned to a Participant pursuant to this Section 14 unless the Administrator elects otherwise pursuant to Section 11(c) above. For purposes of this Section, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of medical leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

15. Capital Changes. In the event any change is made to the Company’s Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Administrator will make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, and (ii) the number and class of securities and the price per Share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or Option Price of Shares subject to an Option.

16. Corporate Transactions.

(a) Effect of Corporate Transaction. In the event of a Corporate Transaction (as defined below), the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to assume the Company’s rights and obligations under the Plan. In the event that the Company’s the Company’s rights and obligations under the Plan are not so assumed, then the Plan will terminate effective as of the date of such Corporate Transaction, and all outstanding Options will terminate effective as of the date of the Corporate Transaction to the extent that the Option is not exercised as of the date of the Corporate Transaction. In the event of such termination, the payroll deductions credited to a Participant’s account and not previously used to purchase Shares pursuant to an Option prior to such termination will, as soon as practicable, be returned to the Participant. Interest will not be paid on such sums returned to a Participant pursuant to this Section 16(a) unless the Administrator elects otherwise pursuant to Section 11(c) above.

(b) Corporate Transaction Defined. As used in this Plan, the term “Corporate Transaction” means:

(i) a merger or consolidation in which the Company is not the surviving corporation;

(ii) a merger or consolidation in which the Company is the surviving corporation after which the stockholders of the Company immediately prior to such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(iii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company;

(iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction; or

(v) the liquidation or dissolution of the Company.

17. Nonassignability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 25 below) by a Participant. Any such attempt at assignment, transfer, pledge or other disposition is void and without effect.

18. Reports. Each Participant will receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

19. Notice of Disposition. Each Participant will notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.

20. No Right to Continued Employment. Neither this Plan nor the grant of any Option hereunder will confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

21. Rights as a Shareholder. No Eligible Employee will have any rights as a shareholder of the Company with respect to any Shares subject to an Option until: (a) such Option has been validly exercised in the manner described herein, (b) full payment of the Option Price has been made for such Shares, and (c) a stock certificate therefor has actually been issued to and registered in such Eligible Employee’s name on the Company’s stock records. Except for adjustments as provided in Section 14 above, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) distributions or other rights as to which the record date for determining shareholders entitled to receive the same is prior to the date of the issuance of such certificate.

22. Payment of Taxes. Each Participant will be responsible for all federal, state, local or other taxes of any nature imposed pursuant to any law or governmental regulation or ruling on the exercise of any Options or on any income which a Participant is deemed to recognize in connection with an Option. If the Administrator determines to its reasonable satisfaction that the Company or any Participating Subsidiary is required to pay or withhold the whole or any part of any federal, state, local, or foreign income, payroll, estate, inheritance, or other tax with respect to or in connection with any Option, the exercise thereof or a Participant’s resale of any Shares, then the Company or such Participating Subsidiary will have the full power and authority to withhold and pay such tax out of any Shares purchased by the Participant or from the Participant’s salary or any other funds otherwise payable to the Participant, or, prior to and as a condition of exercising such Option, the Company may require that the Participant pay to it in cash the amount of any such tax which the Administrator, in good faith, determines is required to withheld.

23. Equal Rights and Privileges. All Eligible Employees will have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company, the Administrator or the Board, be reformed to comply with the requirements of Section 423. This Section takes precedence over all other provisions in this Plan.

24. Notices. Except as otherwise provided herein, any notice which the Company or an Eligible Employee may be required or permitted to give to the other will be in writing and will be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Company, will be sent to the following address:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, South Carolina 29492

Attn: Chief Financial Officer

Any notice sent by mail by the Company to an Eligible Employee will be sent to the most current address of the Eligible Employee as reflected on the records of the Company or its Participating Subsidiaries as of the time said notice is required. In the case of a deceased Eligible Employee, any notice will be given to the Eligible Employee’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Section.

25. Designation of Beneficiary.

(a) A Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such Shares and cash. In addition, a Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.

(b) A Participant may change such designation of beneficiary at any time by written notice on a form provided by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Administrator may designate.

26. Conditions upon Issuance of Shares; Limitation on Sale of Shares. The issuance of Shares under the Plan will be subject to compliance with all applicable requirements of foreign, federal or state law with respect to the Shares. An Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed. Shares will not be issued with respect to an Option unless (i) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of exercise with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of such Act. As a condition to the exercise of an Option, the Company may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

27. Applicable Law. The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

28. Amendment or Termination of this Plan. The Board may, from time to time, amend, modify, suspend or discontinue the Plan at any time without notice, provided that no Eligible Employee’s existing rights pursuant to an Option are adversely affected thereby; and, provided further that, except with the approval of stockholders of the Company, no such amendment of the Plan will: (a) increase the aggregate number of shares which may be sold upon the exercise of Options granted under the Plan; (b) change the formula by which the Option Price is determined; (c) change the formula by which the number of shares which any Participant may purchase is determined; or, (d) change the provisions of the Plan with respect to the determination of Eligible Employees and the timing of grants of Options. In the event the Board terminates or discontinue the Plan, no further Options may be granted under the Plan, but such termination will not affect any Option granted prior to the termination; any Options outstanding as of the date of any such termination will remain in full force and effect according to their terms as though the Plan had not been terminated. Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

29. Successors and Assigns. Subject to Sections 17 and 25, this Plan will bind and inure to the benefit of the Company, any Eligible Employee, and their respective successors, assigns, personal or legal representatives and heirs.

30. Severability. It is intended that each provision of this Plan be viewed as separate and divisible, and in the event that any provision hereof is held to be invalid or unenforceable, the remaining provisions will continue to be in full force and effect.

31. Titles. Titles of Sections are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and do not serve as a basis for interpretation or construction of this Plan.

32. Gender and Number. As used herein, the masculine gender includes the feminine and neuter, the singular numbers the plural, and vice versa, whenever such meanings are appropriate.

CERTIFICATE OF SECRETARY

The undersigned Secretary of Benefitfocus, Inc. (the “Company”) hereby certifies that the foregoing 2016 EMPLOYEE STOCK PURCHASE PLAN was duly adopted by the Company’s Board of Directors on March 24, 2016, and was approved by the Company’s shareholders at the annual meeting of shareholders held on ●    , 2016, by a vote of a majority of the shares of the Company’s Common Stock present or represented, in person and by proxy, at such meeting.

This the ● day of ●, 2016.

Secretary

BENEFITFOCUS, INC. ATTN: PARIS CAVIC, VICE PRESIDENT & GENERAL COUNSEL 100 BENEFITFOCUS WAY CHARLESTON, SOUTH CAROLINA 29492 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 0 1. Election of Directors Nominees 01 Douglas A. Dennerline 02 Francis J. Pelzer V The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Approval of the Benefitfocus, Inc. 2016 Employee Stock Purchase Plan. 0 0 0 NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposal 1 and FOR proposal 2. 25 Yes No . 1 . 0 . Please indicate if you plan to attend this meeting 0 0 R1 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000288889 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders and Proxy Statement, 2015 Annual Report and Annual Report on Form 10-K are available at www.proxyvote.com BENEFITFOCUS, INC. Annual Meeting of Shareholders June 3, 2016 9:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder of Benefitfocus, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2016. The undersigned stockholder also appoints Mason R. Holland, Jr., with full power of subsitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Benefitfocus, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 3, 2016, at the Benefitfocus, Inc. principal executive offices located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and any adjournment or postponement thereof. 0000288889_2 R1.0.1.25 Continued and to be signed on reverse side